                           EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of
July 8, 1997, is made and entered into by and between MILLER
INDUSTRIES, INC., a Tennessee corporation (the "Company"), and
WILLIAM G. MILLER (the "Employee").

                       W I T N E S S E T H:

     WHEREAS, the Company desires to continue its employment of the Employee, and the Employee desires to continue his employment with the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of these premises, and of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. TERM. Employee's employment under this Agreement shall commence on the date hereof and shall continue until terminated in accordance with the provisions of Section 4 below (the
"Employment Period").

     2.    SALARY AND BENEFITS.

          2.1 During the Employment Period, for all services rendered by the Employee under this Agreement, the Company shall pay the Employee a base salary per annum (the "Base Salary") that shall be agreed to by the Company and the Employee from time to time, but which shall in any event be substantially the same as the base salary of the Co-Chief Executive Officer of the Company or the Chief Executive Officer of the Company if other than Employee, payable in accordance with the customary payroll policy of the Company in effect at the time such payment is made.

          2.2 In addition to the Base Salary, the Employee shall be entitled to participate in any of the Company's present and future stock or cash based bonus plans that are generally available to its senior executives, as such plans may exist or be changed from time to time at the discretion of the Company.

          2.3 The Employee shall be entitled to such vacation time, fringe benefits, insurance coverage, and other benefits as the Company generally provides to its executive officers from time to time.

     3. DUTIES. The Employee shall serve the Company as its Chairman of the Board ("Chairman") and as its Co-Chief Executive Officer ("CCEO") (the Employee may cease serving as the CCEO at his discretion without terminating or otherwise affecting thisAgreement). As Chairman and CCEO, the duties of the Employee shall include but not be limited to the supervision of the business affairs of the Company and such other duties as are customarily performed by comparably situated officers and as may be assigned from time to time by the Company's Board of Directors (the "Board"). During the term of this Agreement, the Employee shall devote his primary time, attention and skill to his duties hereunder; faithfully and diligently perform such duties and exercise such powers as may be from time to time assigned to or vested in him by the Board; obey the directions of the Board; and use his best efforts to promote the interests of the Company.

The Company acknowledges, however, that the Employee may pursue other business related interests so long as they do not interfere with the performance of Employee's duties for the Company. The Employee may be required in pursuance of his duties hereunder, to perform services for any company controlling, controlled by or under common control with the Company (such companies hereinafter collectively called "Affiliates") for some period of time and from time to time. The Employee shall obey all policies of the Affiliates.

     4. TERMINATION. Unless terminated in accordance with the following provisions to this Section 4, the Company shall continue to employ the Employee and the Employee shall continue to work for the Company, during the Employment Period.

          4.1 The Company may terminate the Employee's employment at any time for Cause. "Cause" shall mean (i) willful malfeasance or gross negligence or (ii) knowingly engaging in wrongful conduct resulting in detriment to the good will of the Company or damage to the Company's relationships with its customers, suppliers or employees. Upon termination pursuant to this Section 4.1, the Company shall pay the Employee any salary earned and unpaid to the date of termination, and any outstanding funds advanced by the Company to or on behalf of the Employee shall become immediately due and payable.

          4.2 In the event the Employee dies or becomes mentally or physically handicapped or disabled so as to be unable to perform his duties during the Employment Period, this Agreement shall automatically terminate with no further liability on the part of the Company.

          4.3 This Agreement may be terminated by either party upon three (3) years prior written notice of termination, with or without Cause.

          4.4 In the event of a "Change in Control" (as such term is defined in Section __ of the Company's Stock Option and Incentive Plan), the Employee may terminate this Agreement upon sixty (60) days notice of termination.

     5. COMPETITION. The Employee agrees that during the term of this Agreement, the Employee will not directly or indirectly, whether or not for compensation and whether or not as an employee, be engaged in any business competing with or which may compete with the business of the Company (or with any business of any Affiliate for which the Employee performed services hereunder) within any state, region or locality in which the Company or such Affiliate is then doing business or marketing its products, as the business of the Company or such Affiliate may then be constituted and in which the Employee has been involved. This agreement not to compete shall be applicable for three (3) years from the date of termination of employment hereunder by the Employee in breach of this Agreement or by the Company for Cause, notwithstanding that the Employee shall not be entitled to any compensation hereunder from and after any such termination.

     For purposes of this Agreement, the Employee shall be deemed to be engaged in such a business if he is an employee, officer, director, or partner, of any person, partnership, corporation, trust or other entity which is engaged in such a business or if he directly or indirectly performs services for such entity or if he or any member of his immediate family beneficially owns an equity interest, or interest convertible into equity, in such entity; provided, however, that the foregoing shall not prohibit the Employee or a member of his immediate family from owning, for the purpose of passive investment, less than five percent (5%) of any class of securities of a publicly held corporation.

     The Employee acknowledges that his services to be rendered to the Company in the aforesaid capacity are of a special and unusual character which have a unique value to the Company, the loss of which cannot adequately be compensated by damages in an action at law. In view of (i) the unique value to the Company of the services of the Employee for which the Company has employed the Employee; and (ii) the confidential information to be obtained by or disclosed to the Employee as an employee of the Company; and as a material inducement to the Company to employ the Employee and to pay to the Employee the compensation for such services to be rendered for the Company by the Employee, the Employee covenants and agrees the Company shall be entitled to equitable relief to the full extent available under the applicable law.

     6. CONFIDENTIALITY. The Employee shall not divulge or communicate to any person (except in performing his duties under this Agreement) or use for his own purposes trade secrets, confidential commercial information or any other information, knowledge or data of the Company or of any of its Affiliates which is not generally known to the public and shall use his best efforts to prevent the publication or disclosure by any other person of any such secret, information, knowledge or data. All documents and objects made, compiled, received, held or used by the Employee while employed by the Company in connection with the business of the Company shall be and remain the Company's property and shall be delivered by the Employee to the Company upon the termination of the Employee's employment or at any earlier time requested by the Company.

     7. OWNERSHIP OF CONFIDENTIAL INFORMATION. The Employee hereby agrees that any and all improvements, inventions, discoveries, formulas, processes, methods, know-how, confidential data, trade secrets and other proprietary information (collectively "Work Product") within the scope of any business of the Company or any Affiliate which the Employee may conceive or make or has conceived or made during his employment with the Company shall be and are the sole and exclusive property of the Company, and that the Employee shall, whenever requested to do so by the Company, at its expense, execute and sign any and all applications, assignments or other instruments and do all other things which the Company may deem necessary or appropriate (i) in order to apply for, obtain, maintain, enforce or defend letters patent of the United States or any foreign country for any Work Product, or (ii) in order to assign, transfer, convey or otherwise make available to the Company the sole and exclusive right, title and interest in and to any Work Product.

     8.    MISCELLANEOUS.

          8.1 NOTICE. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

     If to the Company:  Miller Industries, Inc.
                         P.O. Box 120
                         8503 Hilltop Drive
                         Ooltewah, Tennessee 37363
                         Attention:  President

     If to the Employee: William G. Miller
                         1025 Abingdon Lane
                         Alpharetta, Georgia  30202

or to such other address as any party may designate by notice to the others, and shall be deemed to have been given upon receipt.

          8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the Employee's employment by the Company, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Employee's employment.

          8.3 AMENDMENT. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto to comply with any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision, or a waiver of the provision itself, or a waiver of any other provision of this Agreement.

          8.4 BINDING EFFECT. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employee or the Company, except for assignment by the Company to any wholly owned subsidiary.

          8.5 SEVERABILITY AND MODIFICATION. If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable. In addition, to the extent that any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

          8.6 COST OF LITIGATION. In the event there is any litigation between the Company or its successors or assigns and the Employee or his heirs or representatives concerning or arising out of this Agreement, the party prevailing in such litigation shall be reimbursed for all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred in connection with such litigation.

          8.7 INTERPRETATION. This Agreement shall be interpreted, construed and governed by and under the laws of the State of Tennessee. If any provision of this Agreement is deemed or held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision as shall be legal, valid or enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon the Employee and the Company.

          8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          8.9 NO CONFLICTING AGREEMENT. The Employee represents and warrants that he is not party to any agreement, contract or understanding which would prohibit him from entering into this Agreement or performing fully his obligations hereunder.

          IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first written above.


                                   /s/ William G. Miller
                                   William G. Miller


                                   MILLER INDUSTRIES, INC.

                                   By:  /s/ Jeffrey I. Badgley
                                        Jeffrey I. Badgley
                                        President and Co-Chief Executive
                                          Officer